SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of Earliest Event Reported): December 30, 1997






                               TRANSIT GROUP, INC.
             (Exact name of Registrant as specified in its charter)



                Florida                 33-30123-A           58-2576629
 (State or other jurisdiction of   (Commission File No.)    (IRS Employer
  incorporation or organization)                            Identification No.)







                              2859 Paces Ferry Road
                                   Suite 1740
                             Atlanta, Georgia 30339
          (Address of principal executive offices, including zip code)
                                 (770) 444-0240
              (Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

           On December 30, 1997, Transit Group, Inc. ("Transit Group") consummated the acquisition of Rainbow Trucking Services, Inc., an Indiana corporation ("Rainbow Trucking"). Pursuant to the Agreement and Plan of Reorganization, a wholly-owned Indiana subsidiary of Transit Group was merged with and into Rainbow Trucking in a reverse triangular merger, with Rainbow Trucking remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of Rainbow Trucking was converted into 339,623 shares of Transit Group common stock.

           On December 30, 1997, Transit Group also consummated the acquisition of Hawks Enterprises, Inc., a Kentucky corporation ("Hawks Enterprises"). Pursuant to the Agreement and Plan of Reorganization, a wholly-owned Kentucky subsidiary of Transit Group was merged with and into Hawks Enterprises in a reverse triangular merger, with Hawks Enterprises remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of Hawks Enterprises was converted into 188,679 shares of Transit Group common stock.

           In addition, on December 30, 1997, Transit Group consummated the acquisition of T.W. Transport, Inc., a Kentucky corporation ("T.W. Transport"). Pursuant to the Agreement and Plan of Reorganization, a wholly-owned Kentucky subsidiary of Transit Group was merged with and into T.W. Transport in a reverse triangular merger, with T.W. Transport remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of T.W. Transport was converted into 150,943 shares of Transit Group common stock.

           Rainbow Trucking, a privately held full load, long haul trucking company, and its two affiliate companies, Hawks Enterprises and T.W. Transport, are based in Louis~ille, Kentucky.

           On December 31, 1997, Transit Group entered into a definitive agreement with General Parcel Corporation, a Florida corporation ("General
Parcel") owned and controlled by T. Wayne Davis, Chairman of the Board of Transit Group, for the purchase by General Parcel of all of Transit Group's fixed assets used in the operations of the parcel delivery business and the courier business. Pursuant to the Asset Purchase Agreement effective as of September 30, 1997, General Parcel shall assume certain liabilities of Transit Group, as well as assume Transit Group's obligations under capital equipment leases and facility leases relating to its parcel delivery business and courier business. The sale is subject to third party approvals and other customary conditions. General Parcel shall receive 870,000 shares of Transit Group common stock.

           Transit Group, headquartered in Atlanta, Georgia is a holding company in the business of acquiring and consolidating short- and long-haul trucking companies.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)    Financial Statements of Business Acquired

           At the present time, it is impractical to provide the required financial statements for Rainbow Trucking, Hawks Enterprises and T.W. Transport relative to their respective acquisitions as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Transit Group will file such financial information under cover of a Form 8-K/A as soon as practicable, but not later than March 15, 1998 (60 days after this Report is required to be filed).

           (b)    Pro Forma Financial Information

           At the present time, it is impractical to provide the pro forma financial information relative to the Rainbow Trucking, Hawks Enterprises and T.W. Transport acquisitions as required by Article 11 of Regulation S-X and this
Item 7 of Form 8-K. Transit Group will file such pro forma financial information under cover of a Form 8-K/A as soon as practicable, but not later than March 15, 1998 (60 days after this Report is required to be filed).

           (c)    Exhibits

           2.1 Agreement and Plan of Reorganization dated December 12, 1997, by and among Transit Group, Rainbow Trucking, and Ellena A. Hawkins, as amended by First Amendment thereto dated December 30, 1997.

           2.2 Agreement and Plan of Reorganization dated December 12, 1997, by and among Transit Group, Hawks Enterprises and Robert L. Hawkins.

           2.3 Agreement and Plan of Reorganization dated December 12, 1997, by and among Transit Group, T.W. Transport and Timothy M. Weller.

           2.4 Asset Purchase Agreement effective as of September 30, 1997, by and between Transit Group and General Parcel.

           99  Press Release.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               TRANSIT GROUP, INC.



Date: January 13, 1998                   /s/  Philip A. Belyew
                                           ---------------------
                                           Philip A. Belyew
                                           President and Chief Executive Officer